UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO

SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

BAILLIE GIFFORD ETF TRUST

(Exact name of registrant as specified in its charter)

Massachusetts	See below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

780 Third Avenue 43rd Floor New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of the Exchange on which Each Class is to be so Registered	I.R.S. Employer Identification Number
Shares of beneficial interest, par value of $0.00000001 per share, of each of:

Baillie Gifford Emerging Markets ETF	The Nasdaq Stock Market LLC	39-4305659

Baillie Gifford International Alpha ETF	The Nasdaq Stock Market LLC	32-0828052

Baillie Gifford International Concentrated Growth ETF	The Nasdaq Stock Market LLC	82-2523642

Baillie Gifford Long Term Global Growth ETF	The Nasdaq Stock Market LLC	26-3746729

Baillie Gifford U.S. Equity Growth ETF	The Nasdaq Stock Market LLC	42-2661071

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-290830

Securities to be registered pursuant to Section 12(g) of the Exchange Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest of Baillie Gifford Emerging Markets ETF, Baillie Gifford International Alpha ETF, Baillie Gifford International Concentrated Growth ETF, Baillie Gifford Long Term Global Growth ETF and Baillie Gifford U.S. Equity Growth ETF, each a series of Baillie Gifford ETF Trust (the “Registrant”), is incorporated by reference to Post-Effective Amendment No. 2 to the Registrant’s registration statement on Form N-1A (the “Registration Statement”), filed with the Securities and Exchange Commission on April 29, 2026 (File Nos. 333-290830; 811-24127). Any form of supplement to the Registration Statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

1.	Second Amended and Restated Agreement and Declaration of Trust of Registrant, dated January 22, 2026, incorporated by reference to Post-Effective Amendment No. 1 to the registration statement of the Trust on Form N-1A filed February 2, 2026.

2.	Copy of Amended and Restated By-Laws of Registrant, incorporated by reference to the registration statement of the Trust on Form N-1A filed October 10, 2025.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized, as of May 26, 2026.

Baillie Gifford ETF Trust

By:	/s/ Lindsay Cockburn
Name:	Lindsay Cockburn
Title:	Treasurer